VILLAGE SUPER MARKET, INC.
                             EXECUTIVE OFFICES
                            733 Mountain Avenue
                       Springfield, New Jersey 07081
                          Phone:  (973) 467-2200
                           Fax:  (973) 467-6582


                        VILLAGE SUPER MARKET, INC.
                       DECLARES QUARTERLY DIVIDEND


Contact:     Kevin Begley, CFO
             (973) 467-2200, Ext. 220
             Kevin.Begley@wakefern.com


     Springfield, New Jersey - September 10, 2010 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $.25 per Class A common share and $.1625 per Class B common share. The dividends will be payable on October 21, 2010 to shareholders of record at the close of business on October 1, 2010.

     Village Super Market operates a chain of 26 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.